Exhibit 12.1
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                               INTERVEST MORTGAGE CORPORATION AND SUBSIDIARIES
                             COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES


                                                                          For the Year Ended March 31, 2005
                                                                       --------------------------------------
($ in thousands)
-------------------------------------------------------------------------------------------------------------
Earnings before income taxes                                           $                         1,165
Fixed charges (1)                                                                                1,897
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Earnings before income taxes and fixed charges                         $                         3,062
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Earnings to fixed charges ratio                                                                  1.6 x
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                                                                          For the Year Ended March 31, 2004
                                                                       --------------------------------------
($ in thousands)
-------------------------------------------------------------------------------------------------------------
Earnings before income taxes                                           $                            955
Fixed charges (1)                                                                                 2,020
-------------------------------------------------------------------------------------------------------------
Earnings before income taxes and fixed charges                         $                          2,975
-------------------------------------------------------------------------------------------------------------
Earnings to fixed charges ratio                                                                   1.5 x
-------------------------------------------------------------------------------------------------------------

                                                                        For the Year Ended December 31, 2004
                                                                       --------------------------------------
($ in thousands)
-------------------------------------------------------------------------------------------------------------
Earnings before income taxes                                           $                          4,379
Fixed charges (1)                                                                                 7,945
-------------------------------------------------------------------------------------------------------------
Earnings before income taxes and fixed charges                         $                         12,324
-------------------------------------------------------------------------------------------------------------
Earnings to fixed charges ratio                                                                   1.6 x
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                                                                        For the Year Ended December 31, 2003
                                                                       --------------------------------------
($ in thousands)
-------------------------------------------------------------------------------------------------------------
Earnings before income taxes                                           $                          3,255
Fixed charges (1)                                                                                 7,140
-------------------------------------------------------------------------------------------------------------
Earnings before income taxes and fixed charges                         $                         10,395
-------------------------------------------------------------------------------------------------------------
Earnings to fixed charges ratio                                                                   1.5 x
-------------------------------------------------------------------------------------------------------------

                                                                        For the Year Ended December 31, 2002
                                                                       --------------------------------------
($ in thousands)
-------------------------------------------------------------------------------------------------------------
Earnings before income taxes                                           $                          2,773
Fixed charges (1)                                                                                 6,288
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Earnings before income taxes and fixed charges                         $                          9,061
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Earnings to fixed charges ratio                                                                   1.4 x
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                                                                        For the Year Ended December 31, 2001
                                                                       --------------------------------------
($ in thousands)
-------------------------------------------------------------------------------------------------------------
Earnings before income taxes, less effect of extraordinary item, net   $                          1,073
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Fixed charges (1)                                                                                 6,511
Earnings before income taxes and fixed charges                         $                          7,584
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Earnings to fixed charges ratio                                                                   1.2 x
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                                                                        For the Year Ended December 31, 2000
                                                                       --------------------------------------
($ in thousands)
-------------------------------------------------------------------------------------------------------------
Earnings before income taxes                                           $                            241   (2)
Fixed charges (1)                                                                                 8,018   (2)
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Earnings before income taxes and fixed charges                         $                          8,259
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Earnings to fixed charges ratio                                                                   1.0 x   (2)
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
(1)  Fixed  charges  represent  interest  on  debentures  and  amortization  of  debenture  offering  costs.
(2)Restated  to  give  effect  to  Financial  Accounting  Standard  Board's  Statement  No.  145.
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